                                                                  EXHIBIT 3.6(b)

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     CONTINENTAL CARIBBEAN CONTAINERS, INC.
                             a Delaware corporation
                                 (the "Company")

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                     CONTINENTAL CARIBBEAN CONTAINERS, INC.
                             a Delaware corporation
                                 (the "Company")

                                TABLE OF CONTENTS

                                                                            Page

Article I. Shareholders......................................................1
      Section 1.1  Annual Meeting............................................1
      Section 1.2  Special Meetings..........................................1
      Section 1.3  Notice of Meetings........................................1
      Section 1.4  Quorum....................................................1
      Section 1.5  Voting....................................................2
      Section 1.6  Presiding Officer and Secretary...........................2
      Section 1.7  Proxies...................................................2
      Section 1.8  List of Shareholders......................................2

Article II. Directors........................................................3
      Section 2.1  Number of Directors.......................................3
      Section 2.2  Election and Term of Directors............................3
      Section 2.3  Vacancies and Newly Created Directorships.................3
      Section 2.4  Resignation...............................................3
      Section 2.5  Meetings..................................................3
      Section 2.6  Quorum and Voting.........................................4
      Section 2.7  Written Consents and Meetings by Telephone................4
      Section 2.8  Compensation..............................................4
      Section 2.9  The "Whole Board".........................................4

Article III. Committees of the Board.........................................4
      Section 3.1  Appointment and Powers....................................4

Article IV. Officers, Agents and Employees...................................5
      Section 4.1  Appointment and Qualification.............................5
      Section 4.2  Removal of Officers, Agents or Employees..................5
      Section 4.3  Compensation and Bond.....................................5
      Section 4.4  Chairman of the Board.....................................5
      Section 4.5  President.................................................6
      Section 4.6  Vice Presidents...........................................6
      Section 4.7  Treasurer.................................................6
      Section 4.8  Secretary.................................................6
      Section 4.9  Assistant Treasurer.......................................7
      Section 4.10  Assistant Secretaries....................................7


                                        i
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      Section 4.11 Delegation of Duties......................................7

Article V. Capital Stock.....................................................7
      Section 5.1  Certificates..............................................7
      Section 5.2  Transfers of Stock........................................7
      Section 5.3  Lost, Stolen or Destroyed Certificates....................8
      Section 5.4  Shareholder Record Date...................................8

Article VI. Seal.............................................................8
      Section 6.1  Seal......................................................8

Article VII. Waiver of Notice................................................9
      Section 7.1  Waiver of Notice..........................................9

Article VIII. Indemnification................................................9
      Section 8.1  Indemnification...........................................9
      Section 8.2  Determination............................................10
      Section 8.3  Business Combination.....................................10
      Section 8.4  Advances of Expenses.....................................10
      Section 8.5  Employee Benefit Plans...................................10

Article IX. Amendments......................................................11
      Section 9.1  Amendments...............................................11

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     CONTINENTAL CARIBBEAN CONTAINERS, INC.
                             a Delaware corporation
                                 (the "Company")

         (as adopted by the Board of Directors on November 21, 1991)

                             Article I. Shareholders

            Section 1.1 Annual Meeting. The annual meeting of shareholders of the Company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Delaware as may be fixed by the Board of Directors.

            Section 1.2 Special Meetings. A special meeting of the shareholders of the Company entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the Whole Board or at the written request of any shareholder. Any such request shall state the purpose or purposes of the proposed meeting and the time and place of the proposed meeting.

            Section 1.3 Notice of Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            (b) Unless otherwise provided by law, and except as to any shareholder duly waiving notice, the written notice of any meeting shall be given personally or by Federal Express or other reliable commercial courier or by facsimile transmission to such facsimile telephone number as any shareholder shall designate in writing to the Company's Secretary, not less than 15 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. If couriered, notice shall be deemed given when deposited with the commercial courier, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the stock records of the Company.

            (c) When a meeting is adjourned to another time or place, notice must be given of the adjourned meeting in the manner described above. At the adjourned meeting the company may transact any business which might have been transacted at the original meeting.

            Section 1.4 Quorum. Except as otherwise provided by law in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of shareholders the

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                                                                               2

holders of stock representing one third of the voting power of the Company entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the shareholders present, although less than a quorum, may adjourn the meeting to another time or place.

            Section 1.5 Voting. (a) Whenever directors are to be elected at a meeting, they shall be elected by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of directors, is to be taken by vote of shareholders at a meeting, it shall, except as otherwise required by law or by the certificate of incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

            (b) Except as otherwise provided by law or by the certificate of incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the shareholders entitled to vote on such matter.

            Section 1.6 Presiding Officer and Secretary. At every meeting of shareholders the Chairman of the Board, or, in the chairman of the Board's absence, the President, or, in the President's absence, a Vice President, or if none be present, the appointee of the meeting, shall preside. The Secretary, or in the Secretary's absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

            Section 1.7 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the shareholder or by such shareholder's duly authorized attorney. A proxy that does not bear a date shall be deemed to be dated the date it was first delivered to one or more of the persons named to act under such proxy.

            Section 1.8 List of Shareholders. (a) The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in such shareholder's name. Such list shall be open to the examination of any shareholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder entitled to vote at the meeting who is present.
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                                                                               3

            (b) The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this
Section 1.8 or the books of the Company, or to vote in person or by proxy at any meeting of shareholders.

                              Article II. Directors

            Section 2.1 Number of Directors. The Board of Directors shall consist of such number of persons, not less than two, as shall be determined from time to time by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company or by resolution of the Board of Directors, adopted by a majority of the Whole Board; provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided, further, that the number of directors shall initially be six until otherwise determined by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company or by resolution of the Board of Directors, adopted by a majority of the Whole Board.

            Section 2.2 Election and Term of Directors. Directors shall be elected annually at the annual meeting of shareholders. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. The shareholders at any meeting called for the purpose, by vote of a majority of the outstanding stock entitled to vote, may remove from office any director, either with or without cause, and elect such director's successor.

            Section 2.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of shareholders. Vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            Section 2.4 Resignation. Any director may resign from office at any time either by oral tender of resignation at any meeting of the Board or by oral tender to the Chairman of the Board or the President or by giving written notice to the Secretary of the Company. Any such resignation shall take effect at the time it specifies or, if the time be not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make such resignation effective.

            Section 2.5 Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of shareholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the Board shall take place as soon thereafter as is practicable, either at the next regular meeting of the Board or at a special meeting. The Board may fix times and places for regular meetings of
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                                                                               4

the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the Chairman of the Board or by any director at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by couriering the same, by Federal Express or other reliable commercial courier, not later than the second day before the meeting, or personally or by telegraphing, sending by telephone facsimile (to such facsimile telephone number as any director shall designate in writing to the Company's Secretary) or telephoning the same not later than the date before the meeting.

            Section 2.6 Quorum and Voting. One third of the Whole Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided in Section 2.3 hereof and hereinafter in this Section 2.6), but in no event shall a quorum consist of less than two directors. If there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and notice thereof shall be given in the manner provided above. Except as otherwise provided by law or by these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            Section 2.7 Written Consents and Meetings by Telephone. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may (and shall have the right, by written notice to the Secretary, to elect to) participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

            Section 2.8 Compensation. Directors may receive compensation for services to the Company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

            Section 2.9 The "Whole Board". As used in these By-Laws the term "the Whole Board" or "the Whole Board of Directors" means the total number of directors which the Company would have if there were no vacancies.

                      Article III. Committees of the Board

            Section 3.1 Appointment and Powers. The Board of Directors may from time to time, by resolution passed by a majority of the Whole Board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of one or more directors of the Company.
Any such committees, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the
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                                                                               5

management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in the General Corporation Law of the State of Delaware. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the Whole Board.

                   Article IV. Officers, Agents and Employees

            Section 4.1 Appointment and Qualification. The officers of the Company shall be a Chairman of the Board, a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board of Directors. The Chairman of the Board shall be chosen from among the directors. Any number of offices may be held by the same person. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. The Board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the Board.

            Section 4.2 Removal of Officers, Agents or Employees. Any officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights.

            Section 4.3 Compensation and Bond. The compensation of the officers of the Company shall be fixed by the Board of Directors. The Company may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

            Section 4.4 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board at which the Chairman of the Board is present. Subject to the control of the Board, the Chairman of the Board shall have general charge of the business and affairs of the Company and shall keep the Board fully advised. The Chairman of the Board shall employ and discharge employees and agents of the Company, except such as shall be appointed
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                                                                               6

by the Board, and the Chairman of the Board may delegate these powers to the President or other officers. The Chairman of the Board shall have such powers and perform such duties as generally pertain to the office of the Chairman of the Board as well as such further powers and duties as may be prescribed by the Board. Any officer designated by resolution of the Board may vote the shares of other securities of any other domestic or foreign Company of any type or kind which may at any time be owned by the Company, may execute any shareholder or other consent in respect thereof and may in such officer's discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The board, by resolution from time to time, may confer like powers upon any other person or persons.

            Section 4.5 President. The President shall be the principal operating officer of the Company. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence or the inability to act by the Chairman of the Board, unless the Board shall otherwise provide, the President shall perform all the duties and may exercise any of the powers of the chairman of the board, subject to the control of the Board of Directors.

            Section 4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the board of Directors or the Chairman of the Board may from time to time prescribe (and to the extent that the Chairman of the Board shall do so he shall promptly notify the board of the details). In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, or unless there shall be in office an Executive Vice President (who shall have been determined by the Board of Directors to be senior to all other Vice Presidents), the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by the Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President's power to act.

            Section 4.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the Chairman of the Board or the Board of Directors.

            Section 4.8 Secretary. The Secretary shall record all proceedings of meetings of the shareholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notices of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally
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                                                                               7

are incident to the position of Secretary or as may be assigned to the Secretary by the Board of Directors.

            Section 4.9 Assistant Treasurer. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to such person.

            Section 4.10 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to such person.

            Section 4.11 Delegation of Duties. In case of the absence of any office of the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                            Article V. Capital Stock

            Section 5.1 Certificates. Certificates for stock of the Company shall be in such forms and shall be approved by the Board of Directors and shall be signed in the name of the Company by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Company by the holder, in person or by a duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the certificate of incorporation and these By-Laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.
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                                                                               8

            Section 5.3 Lost, Stolen or Destroyed Certificates. The Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or such owner's legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

            Section 5.4 Shareholder Record Date. (a) In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 15 days before the date of such meeting, nor more than 60 days prior to any other action. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

            (b) If no record date is fixed by the Board of Directors, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and
(iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                Article VI. Seal

            Section 6.1 Seal. The seal of the Company shall consist of a flat-faced circular die with the name of the Company in a circle and the word "Delaware" and the year of its incorporation in the center. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
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                                                                               9

                          Article VII. Waiver of Notice

            Section 7.1 Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the certificate of incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by such shareholder's attorney or a proxy duly appointed in writing. Attendance of a shareholder at a meeting of shareholders, or attendance of a director at a meeting of the Board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such shareholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                          Article VIII. Indemnification

            Section 8.1 Indemnification. Except in the case of willful misconduct by any such person, the Company shall indemnify each director, officer, employee and agent (provided, that, in the case of agents, the Company shall indemnify only those agents to whom the Board of Directors shall determine, before or after their engagement, shall be afforded the protection of these indemnification provisions) of the Company who is a natural person, such person's heirs, executors and administrators (whether or not natural persons)
and all other natural persons whom the Company is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware to whom the Board of Directors shall determine shall be afforded the protection of these indemnification provisions (including but not limited to a person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by law, (i) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding by or in the right of the Company, or in connection with any appeal therein, or otherwise; and no provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect, including but not limited to indemnification of any employees or agents of the Company or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The term
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                                                                              10

"proceeding" shall be understood to include any inquiry or investigation that could lead to a proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

            Section 8.2 Determination. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such independent counsel to be selected at the Company's request by the then acting President of the Association of the Bar of the City of New York. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

            Section 8.3 Business Combination. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article VIII references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            Section 8.4 Advances of Expenses. If a person who may be entitled to indemnification hereunder shall request that such person's expenses actually and reasonably incurred in connection with any action, suit, proceeding, arbitration or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

            Section 8.5 Employee Benefit Plans. References herein to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a corporate agent which
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imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries.

                             Article IX. Amendments

            Section 9.1 Amendments. These By-Laws or any of them may be altered, amended or repealed, and new By-Laws may be adopted, at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, by a vote of a majority of the voting power of all outstanding shares of the Company.